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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-______) pertaining to the MedPartners, Inc. 1997 Long Term Incentive Compensation Plan of our reports dated March 13, 1998 with respect to the consolidated financial statements of MedPartners, Inc., for the year ended December 31, 1997, included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP

                                                 ERNST & YOUNG LLP
Birmingham, Alabama
April 21, 1998